Exhibit 99.1

HealtheTech, Inc. Reports 25% Revenue Gain over Previous Quarter

GOLDEN, Colo., May 5 – HealtheTech, Inc. (Nasdaq:HETC), the maker of proprietary handheld medical devices and software for the measurement of resting metabolic rate and nutrition monitoring, today reported financial results for the first quarter of 2004. Total revenues for the first quarter of 2004 were $739,000, compared to $594,000 for the fourth quarter 2003, a 25% quarter over quarter improvement and compared to $1.6 million in the first quarter of 2003. The year over year decline in revenue was expected, due to stocking purchases and minimum purchase commitments made by large customers and distributors during the first quarter of 2003. Net loss improved 73% from the first quarter of 2003 to the first quarter 2004. The Company reported a loss of $3.0 million ($.43 per share) for the first quarter 2004 compared to a loss of $6.5 million ($1.54 per share) for the fourth quarter of 2003 and a loss of $11.3 million ($2.90 per share) for the first quarter of 2003.

First Quarter Statistics

(in thousands except per share amounts)

	2003		2004
Revenue	$1,618		$739
Gross Profit	$471		$102
Business operations expense	$9,925		$2,373
Net Loss	$(11,344	)(1)	$(3,018)
Loss per share	$(2.90)		$(0.43)
Weighted Average Shares	3,918	(2)	7,061

(1)	includes impact of 1/1/03 FAS123 adoption - originally reported as $(10,002)
(2)	restated for 1-for-5 reverse split effective December 31, 2003

As of March 31, 2004 HealtheTech had $14.4 million in cash and cash equivalents, compared to $17.0 million as of December 31, 2003. HealtheTech did not draw-down against its credit facility during the first quarter of 2004.

“The first quarter was a solid start to 2004,” stated Jim Dennis, Chairman & CEO. “We are beginning to see results from the series of steps we took last year to position the Company for success in 2004. Our business operations expense (non-GAAP) showed an improvement over the previous quarter of 18% and a year over year improvement of 76%. At the same time we were able to grow revenue by 25% during first quarter of 2004 compared to the fourth quarter of 2003 and double the number of unit placements over the same period. This demonstrates initial acceptance of our “Smart Gem” selling model where customers purchase a predetermined number of measurements in a MedGem or BodyGem versus buying the device and disposable mouthpieces outright. Under the SmartGem model, we pre-load each device with the ability to perform a specific number of metabolic measurements and provide our customers with a corresponding number of disposable mouthpieces at no additional charge.

Our recent agreements with Sodexho in the medically supervised weight management market, Health Fitness Corporation in the corporate wellness market and the extension of our agreement with Bally Total Fitness in the commercial fitness market are strong indicators that our more focused strategy is working. New pilot programs are up and running with several major customers in our core markets as well as internationally through our distributor Global GrOwth Partners providing a growing sales pipeline.”

During the first quarter we completed the consolidation of operations from our Los Gatos, California facility to our corporate headquarters in Golden, Colorado at a cost of $300,000. Additionally, results were enhanced by a $100,000 reversal of a non-cash accrual related to the extinguishment of a vendor agreement. The cost of the agreement was recognized in previous periods.

In our previous earning release we introduced a non-GAAP measure, “business operations expense”, that our management uses as a benchmark on how well we are managing our controllable expenses. While we are not suggesting that this measure is superior to traditional GAAP metrics, we find that it effectively isolates those expenses that our employees can directly influence. Reconciliation of this non-GAAP measure to GAAP follows:

Reconciliation of non-GAAP term (in 000’s)

	Quarter ending March 31,
	2003	2004
Operating expenses (GAAP) (1)	$11,886	$3,164
Less - Restructuring charges	0	(272)
Less - Stock-based charges (1)	(1,961)	(518)

Business operations expense (non-GAAP)	$9,925	$2,374

(1)	2003 includes impact of 1/1/03 FAS123 adoption - originally reported as $10,544 and $619, respectively.

About HealtheTech

HealtheTech, Inc., headquartered in Golden, CO, develops and markets technologically advanced and proprietary handheld medical devices and software for the measurement of resting metabolic rate and monitoring of weight and nutrition. HealtheTech’s breakthrough products assist healthcare and wellness professionals in the areas of weight management, fitness, health and medical nutrition therapy, to provide cost-effective and individualized nutrition monitoring and weight management tools. HealtheTech’s product line includes hardware and software that enables individuals to monitor their health and nutrition conveniently and affordably. The Company’s common stock is traded on the Nasdaq National Market under the symbol “HETC”. For more information, please visit www.healthetech.com.

Forward-Looking Statements

This release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to the safe harbors created thereby. Such forward-looking statements include statements regarding: the Company’s prospects; ability to increase product sales and revenue; the effects of our 2003 restructuring; the success of our new “SmartGem” sales model and our new pilot programs; growth opportunities; management of expenses; and revenue in future periods. Estimates as to future period operating results, revenues and earnings herein are based on a number of assumptions, including those mentioned within this news release. Such estimates are also based upon internal forecasts and analysis of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions, such as prices, supply and demand and cost of raw materials. Statements relating to the future activities of our partners and other third parties are based on information we believe to be reliable. Although HealtheTech believes its expectations are based on reasonable assumptions and reliable information, actual results could differ materially from those projected in the forward-looking statements as a result of known and unknown risk factors and uncertainties. Such factors may include, but are not limited to, expectations regarding: the Company’s ability to realize its short, mid- and long-term prospects; the availability of additional capital resources as necessary for the continuation of our business operations; our ability to control expenses and cash flow; whether the Company actually closes on opportunities and increases product sales and revenue; whether customers are able to increase utilization of devices and consumables and make their programs successful; whether the Company capitalizes on its growth opportunities; and whether the Company achieves revenue and earnings per share expectations in future periods. This forward-looking information may prove to be inaccurate and actual results may differ significantly from those anticipated if one or more of the underlying assumptions or expectations proves to be inaccurate or is unrealized or if other unexpected conditions or events occur. Reference is made to the discussion of risk factors detailed in the Company’s filings with the Securities and Exchange Commission. HealtheTech undertakes no obligation to subsequently update or revise the forward-looking statements made in this news release to reflect events or circumstances after the date of this release.

CONTACT:

James W. Dennis, Chairman and CEO

523 Park Point Drive, 3rd Floor

Golden, CO 80401

(303) 526-5085

HEALTHETECH, INC.

Statements of Operations ($ in 000’s)

	Three Months Ended March 31,
	2003	2004
	(unaudited)	(unaudited)
Revenue:
Product and measurement sales	928	362
Software and other	690	377

Total Revenue	1,618	739

Cost of revenue:
Product and measurement sales	874	462
Software and other	273	175

Total Cost of Revenue	1,147	637

Gross Profit	471	102

Gross Profit %	29%	14%

Operating Expenses:
Research and development	2,435	786
Selling, general and administrative	7,490	1,588
Restructuring charges	—	272
Stock-based charges (1)	1,961	518

Total Operating Expenses	11,886	3,164

Loss from Operations	(11,415)	(3,061)
Interest income	73	44
Interest expense	(2)	(1)

Net Loss	(11,344)	(3,018)

Basic and diluted loss per common share (2)	(2.90)	(0.43)

Basic and diluted weighted average common shares outstanding	3,918	7,061

(1)	2003 includes impact of 1/1/03 FAS123 adoption (originally reported as $619)
(2)	2003 adjusted for reverse stock split (1-for-5 December 31, 2003)

HEALTHETECH, INC.

Balance Sheet ($ in 000’s)

	December 31, 2003	March 31, 2004
		(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	17,003	14,383
Receivables, net of allowance	620	914
Inventory	1,908	1,825
Prepaid expenses	676	476
Other current assets	18	29

Total current assets	20,226	17,628

Property & equipment, net	1,844	1,580
Deposits	266	265
Intangible assets, net of amortization	1,556	1,518

TOTAL ASSETS	23,892	20,991

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	567	255
Deferred revenue	72	63
Accrued liabilities	1,052	890

Total current liabilities	1,691	1,208

Other liabilities:
Other liabilities	172	166

Total other liabilities	172	166

Total liabilities	1,863	1,374

Stockholders’ equity:
Common stock	7	7
Deferred stock-based charges	(1,817)	(1,299)
Additional paid-in capital	114,764	114,852
Accumulated deficit	(90,924)	(93,943)

Total stockholders’ equity	22,029	19,618

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	23,892	20,991